Aames 2000-2

Mortgage Pass-Through Certificates

Collateral Report for February 26, 2001 Distribution
Collateral Report

COLLATERAL	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
Loan Count:
Original	353	2629	1983	4965
Prior	351	2,621	1,974	4,946
Prefunding	-	-	-	-
Scheduled Paid Offs	-	-	-	-
Full Voluntary Prepayments	(1)	(15)	(20)	(36)
Repurchases	-	-	-	-
Liquidations	-	-	-	-
Current	350	2,606	1,954	4,910

Principal Balance:
Original	60,473,582.84	263,669,032.53	147,312,048.99	471,454,664.36
Prior	59,959,475.20	262,638,902.54	146,387,008.31	468,985,386.05
Prefunding	-	-	-	-
Scheduled Principal	(28,786.59)	(112,444.15)	(110,098.27)	(251,329.01)
Partial and Full Voluntary Prepayments	(500,000.00)	(1,379,399.51)	(1,745,946.48)	(3,625,345.99)
Repurchases	-	-	-	-
Liquidations	-	-	-	-
Current	59,430,688.61	261,147,058.88	144,530,963.56	465,108,711.05

PREFUNDING	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Prefunding Beginning Balance	0.00	0.00	0.00	0.00
Balance of Subsequent Loans Transfered	0.00	0.00	0.00	0.00
Prefunded Amount Dispursed To Offered Certificates	0.00	0.00	0.00	0.00
Prefunding Ending Balance	0.00	0.00	0.00	0.00

Capitalized Interest Beginning Balance	0.00	0.00	0.00	0.00
Capitalized Interest Requirement	0.00	0.00	0.00	0.00
Capitalized Interest Released to Seller	0.00	0.00	0.00	0.00
Capitalized Interest Ending Balance	0.00	0.00	0.00	0.00

Current Prin Balance by Groups (in millions of dollars)

Total Current Principal Balance (in millions of dollars)

Page 10 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Collateral Report for February 26, 2001 Distribution
Collateral Report

CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Coupon Original	10.219816%	10.665342%	10.904936%	10.683059%
Weighted Average Coupon Prior	10.219816%	10.665342%	10.904936%	10.683059%
Weighted Average Coupon Current	10.208925%	10.662647%	10.900476%	10.678874%
Weighted Average Months to Maturity Original	356	357	330	348
Weighted Average Months to Maturity Prior	356	357	330	348
Weighted Average Months to Maturity Current	355	356	329	347
Weighted Avg Remaining Amortization Term Original	356	356	330	348
Weighted Avg Remaining Amortization Term Prior	356	356	330	348
Weighted Avg Remaining Amortization Term Current	355	355	328	347
Weighted Average Seasoning Original	2.46	2.38	2.15	2.32
Weighted Average Seasoning Prior	2.46	2.38	2.15	2.32
Weighted Average Seasoning Current	3.46	3.38	3.15	3.32

Note: Original information refers to deal issue.

WAC by Groups

Total WAC

WARAT by Groups

Total WARAT

Note: Dates correspond to distribution dates.
Page 11 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Collateral Report for February 26, 2001 Distribution
Collateral Report

ARM CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Margin Original	6.376%	6.263%
Weighted Average Margin Prior	6.376%	6.263%
Weighted Average Margin Current	6.373%	6.264%
Weighted Average Max Rate Original
Weighted Average Max Rate Prior
Weighted Average Max Rate Current	16.212%	16.665%
Weighted Average Min Rate Original	10.220%	10.665%
Weighted Average Min Rate Prior	10.220%	10.665%
Weighted Average Min Rate Current	10.209%	10.663%
Weighted Average Cap Up Original	2.000%	2.002%
Weighted Average Cap Up Prior	2.000%	2.002%
Weighted Average Cap Up Current	2.000%	2.002%
Weighted Average Cap Down Original	2.000%	2.002%
Weighted Average Cap Down Prior	2.000%	2.002%
Weighted Average Cap Down Current	2.000%	2.002%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current Servicing Fees	1,594.36	7,870.12	4,832.84	14,297.32
Delinquent Servicing Fees	23,388.76	101,562.76	56,161.75	181,113.27
TOTAL SERVICING FEES	24,983.12	109,432.88	60,994.59	195,410.59

Total Servicing Fees	24,983.12	109,432.88	60,994.59	195,410.59
Compensating Interest	1,593.75	8,198.17	5,196.48	14,988.40
Delinquent Servicing Fees	(23,388.76)	(101,562.76)	(56,161.75)	(181,113.27)
COLLECTED SERVICING FEES	3,188.11	16,068.29	10,029.32	29,285.72

Prepayment Interest Shortfall	1,593.75	8,198.17	5,196.48	14,988.40

Total Advanced Interest	454,899.52	2,066,262.76	1,168,843.30	3,690,005.58

ADDITIONAL COLLATERAL INFORMATION	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Page 12 of 26	© COPYRIGHT 2001 Deutsche Bank